Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-237110 on Form S-8 of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of the Bank First Retirement Plan for the year ended December 31, 2025.

Milwaukee, Wisconsin

June 26, 2026